Exhibit 99.9
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                                  PRESS RELEASE
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For Immediate Release                                         Contact: Sue Augat
                                                                  (650) 875-4860



                          FNB Bancorp Chooses KPMG LLP

South San Francisco, CA: November 5, 2002: FNB Bancorp (OTCBB: FNBG), the holding company for First National Bank of Northern California, is pleased to announce the engagement of KPMG LLP as its independent public accountants for the fiscal year 2002, effective as of September 30, 2002.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:

James B. Ramsey
Senior Vice President & Chief Financial Officer
Tel: (650) 875-4862     Fax: (650) 588-9695


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